Exhibit 99.1

VIAVID
communications simplified.

Nuvectra Corporation

Piper Jaffray Healthcare Conference

November 28, 2017

CORPORATE PARTICIPANTS

Matt O’Brien, Piper Jaffray

Scott Drees, Chief Executive Officer

Walter Berger, Chief Operating Officer and Chief Financial Officer

PRESENTATION

Matt O’Brien:

Matt O’Brien, I cover Medtech here at Piper Jaffray. Thanks so much for joining us. We’ve got the Nuvectra management team here and it’s a story that I think is completely underappreciated and I think more and more folks are going to figure it out over the next 6, 12, 24 months. Very grateful to have management team here; Scott, the CEO is with us as well as Walter, the CFO.

So, gents, just to start with again, I think it’s a little bit newer story. For those that are on the webcast, those in the room, maybe just a couple of minutes, kind of brief overview where you came from, spin out of Greatbatch, Integer, to now.

Scott Drees:

Sure. No problem Matt, I’ll be happy to do that. Thanks everybody for coming. The story of Nuvectra started with Greatbatch Inc. known today as Integer. Around the the 2009 -2010 time period, we put together and incubation team of which I was one of the founders with the concept of building out a world class neurostimulation system with all the components and capabilities inside of Greatbatch.

We did that over the course of 4 or 5 years successfully and worked towards ultimate FDA approval on our first indication which was spinal cord stimulation. That platform technology that was created was created by the engineering team that still exists today at Nuvectra. In doing so, we also were able to garner 150 plus patents that were issued on the actual platform. But the real goal of the company and the platform was to be more than just one indication company Matt, but was to really be a multi-indication company and was to design a platform that had the capability and the flexibility to be used in not only SCS but in sacral modulation, deep brain stimulation, and perhaps other indications in the future.

That was the thought process that went into it and the strategy that went into it and in doing so, we also worked with world class physicians in each one of those different disciplines as we were thinking about that design capability. From a practical standpoint, the company went public in March of 2016. That was done through a spinoff opportunity, which is a little bit different, and at the same time quite fortuitous from a Nuvectra perspective, because I think if you look at the other public neurostimulation companies, I think we’re one of the very few that were funded by a wholly owned founding company and so therefore we don’t really have the VC influence in the company that a lot of other companies have, in our space.

I think since the time of the spin, the company has been highly focused on developing a commercial sales team, developing and finalizing the second indication and pushing that through the regulatory process, which is our Virtis neurostimulation system for sacral neuromodulation. At the same time, we’ve been doing that we also have a development agreement with a DBS partner by the name of Aleva Neurotherapeutics in Lausanne.

We’re busy on all fronts and the way in which we’re being measured today is probably primarily around how we are doing with our Algovita Spinal Cord Stimulation product. As the time frame has progressed, last year was—2016 was really a year around putting the initial sales team together, doing a lot of planning, doing initial implants and whatnot because really started at zero from a sales force capability standpoint at the spin. I think we did, Walter, all of a whopping $2 million in Algovita salesin 2016. We’ll be announcing how we end this year, It should be somewhere in the realm of 10 times that second year. Sothe growth profile on the SCS side is really quite excellent and we look forward to fourth quarter results.

Matt O’Brien:

Got it. That’s pretty compelling. Can you talk a little bit about Algovita staying in the SCS market? I think you people are pretty familiar with Nevro and their high frequency product and then Netronica and Boston Sci. Where do you stack up and what’s different about Algovita and what else is on the market?

Scott Drees:

From a product differentiation feature, I think there’s—first of all, all the companies that play in this area are world class companies. Medtronic, Boston Scientific, Abbot, formerly Saint Jude—all world class companies as is Nevro. The competition is pretty fierce, and the capability of our competitors is large. That being said, when we designed our system, we were very, very thoughtful around what really matters for a neurostimulation system. What really matters right off the bat, is power—how much power does device have and how do you utilize that power and integrate that power effectively.

So, from a power capability, we have a totally proprietary battery that was designed just for us by Greatbatch who is a world class battery manufacturer. We also have proprietary feed throughs, we have proprietary integrated circuit, proprietary ASICs. I mean we really did the hard work of under the hood to get this thing to run right.

The device has independent current sources and what we’ve learned is that over the course of our first full year of implants, we’ve learned about our device and one, we’ve learned that the device has four really distinct stimulation modes which kind of sets it apart from some of the other competitors. We have what we call a high fidelity tonic stimulation mode. We can do Burst stimulation. We can do high pulse width stimulation, specifically for low back pain, and we can also do high frequency stimulation up to 2 kilohertz.

We have four modes of stimulation, we have independent current sources, we have a 24-channel device which is a little bit different than most of the other devices that are 16 channels and that’s the IPG. From a lead technology perspective, we also did some hard work on leads. We analyzed the fact that some of the real problems in leads are migration, breakage and revision and really worked hard to come up with body compliant leads and/or leads that are flexible and stretchable and that’s all again protected through an intellectual property. It’s a totally different inner coil design of the way in which we coil the wires to allow that to happen and for the first time ever, patients have the ability as they flex and stretch and move and twist, the leads actually give with the patient in between the fixed points of the IPG and anchor which, we think, will have good long-term implications. I can tell you that basically after our first full year of implanting, you know, our breakage and migration rates are very, very low. We believe that this technology will prove as beneficial in the long run.

Then lastly, when we designed our programmers that match up with our IPGs and our leads, we tried to be thoughtful and I thought it was interesting because it doesn’t seem like it was that long ago, but at the same time the iPhone and the iPad came out, we were designing our systems and at that time, we looked at some basic tenants and said, “Well if we’re going to come out with the programmers for the device, they should be wireless, they should be color, they should be touch screen, they should be icon based,” much like the iSuite is. That’s the way in which all of our devices are utilized. We even have a key fob programmer for patients so that they can utilize the product discretely and change programs on the fly. So, we’re very thoughtful, at least, I think, try to be thoughtful around how best to make these devices work for patients on a day to day basis.

Sorry about all that, but you asked me for differentiation and we have a lot. I think that’s kind of the way we break it down. IPGs, leads and programmers.

Matt O’Brien:

Yes. It seems like there’s a lot of flexibility provides the clinician, the patient, a lot of efficacy on the lead side as well. By our math, you take in something in the 50 to 100 basis points of market share in the SCS market over the last year. First of all, is that, about right? Is that the right number to think about?

Scott Drees:

Maybe the way I kind of think about it or we kind of think about it as a company is, kind of—if you say the SCS market is 1.8 billion and growing, the U.S. market is somewhere in the range of 1.2 million to 1.3 million, so each share point is worth about $12 million. When we report at the end of the year. You can do that math pretty easily and figure out where we’re at. Right?

Walter Berger:

Right. We haven’t given our fourth quarter numbers but directionally, your math is in the space.

Matt O’Brien:

I’m just curious where that growth is coming from? Is it contained to a few surgeons and you really see it come to growth there or is it broad based across multiple accounts?

Scott Drees:

It’s broad based across multiple accounts. We have hundreds of physicians and centers purchasing the product today. Our re-order rate, we’re pleased with. If you understand this space, which I know you do and a lot of the people in this room do, most of the practices have more than one physician who implants. Usually there’s two or three or even four and they’ll all have kind of a primary brand and a secondary brand and when you kind of break in, you’re the tertiary brand in a practice and your goal is to work with a physician or two as a tertiary brand, do good work and work your way up through the food chain. So, I could say when we started the year, we were like the tertiary brand and every practice we did business with and we moved into the secondary role in a lot of those practices and we’ve even moved into the primary role in some of the practices. We’ve seen a nice progression over the course of the year.

Matt O’Brien:

Where are we at as far as all those clinicians that you’re working with in terms of the trialing phase, would you say a majority, 60%, 70% are still in trialing phase and there’s a lot of room to go starting in ’18 and then into ’19 as well?

Scott Drees:

That’s a really good question. My sense is—I’m just trying to think about all the different metrics we look at, Walter, that I’d say probably about a third to half of the physicians we currently do business with are just working through the initial trial phase to initial permanent implants and probably between half and two thirds have done permanent implants with us and are doing repeat procedures.

Matt O’Brien:

Got it. That’s very helpful. What about on the sales force side? The number that popped out to me last quarter was that there was contraction in the sales force.

Scott Drees:

Right.

Matt O’Brien:

Growing companies typically don’t have contraction in the sales force. But yet the growth is still pretty good even despite that contraction. So, just how do we think about—you’ve some other reps that you’ve hired, and they should be uber productive and they’re just coming off their non-competes now but at the same time you’re getting rid of some other folks that you’ll have to go out and replace and then go through their non-compete. So, how do we think about the sales force going forward and the productivity of that group going forward.

Scott Drees:

So, from a sales force perspective, we will public around having approximately 50 territories at the end of Q2. I think the reality of that was, we had 48 or 49 territories at the time. In early Q2, we did a really hard analysis of our entire sales team. We do it all the time, but we particularly took a really deep dive because we had hired so many people in Q2 and Q3 of last year, we had a lot of people coming up on the 9, 12, 15-month time frame in terms of maturity. So, on average there are about 12 months of maturity and also the way in which this works, we guarantee folks a certain income on year one. So, people coming up on their guarantees. We took a really hard look and we have a group of very high-end producers who are already producing at a rate of—at or about a million dollars a year. We have a middle group that is less than that and then we had a lower group of about 20% or nine reps who just really were having trouble getting traction.

We looked really hard at them and said, “Are they going to make it? Yes or no?”, and if we think they’re not, let’s move them out rather than continue to pay guarantees indefinitely, one, and two, we also had some incoming reps that we’re trying to bring into the organization, who are high flyers, that we wanted to make some room for. We made a tough decision. We let, nine territories go in that August time frame. At the end of September, we added four more world class people, three of which were in California. All came from competitive companies—two from Boston, one from Nevro and then we also hired a Boston representative in another geography. Three of those four people have no non-competes because they’re California based.

We felt it was the right move and quite frankly in an early stage of a device company, some people are going to make it, some people aren’t. It doesn’t mean they were bad hires. Maybe it was a tough geography, maybe they just couldn’t get the traction in time. It’s hard to know but I don’t really feel that bad about a 20% turnover in a company this young. Mature sales organizations have 10%, 15% turnover routinely. It was time to do a hard review, so we did it.

Matt O’Brien:

Got it. Then the new folks that are coming off their non-competes. What book of business did they have, or could they potentially get to at Nuvectra? I mean is it well above the million-dollar figure that the high-end guys are doing or is it…

Scott Drees:

Some are, and some aren’t. Let me just put a little bit of context into that. I think—we said at the end of Q2 that we have some folks coming off a non-competes and for some reason that seemed to turn into like everybody was coming off non-competes, which is not the case. We had like three or four geographies that were and they all actually indexed up and did well in Q3, but that’s not everybody. In fact, in Q4, this quarter, we have nobody coming off non-competes. It’s just the way the timing is. Then we have some coming off again in Q1. That’s going to rotate from time to time.

I think the—the other thing I’ll say is we have also had a few people come up of non-competes and they went back to the physicians and said, “Hey remember me”? and they’re like “I do but you’re not as good looking as you used to be and we’re pretty happy with the company that we have switched to in the meantime, sorry”. So that’s happened a couple of times too. There’s no guarantee as you come off that all of a sudden you’re going to take off like a rocket. Most of those people should, most of those people do.

I hope that’s helpful, but there is no perfect dynamic you can point to when you’re looking at all these different dynamics.

Matt O’Brien:

Got it. Let’s pause real quick here to see if we have any questions from the audience. Okay. I’m going to keep going up here. A couple of modest delays recently that were announced. U.S. approval timing for the MR compatible, I think, was about a quarter delayed. These are some questions from FDA. Can you just frame up what types of questions you’re getting from the agency to kind of put all of our minds at ease, that it’s just going to be about a quarter, not the end of the world.

Scott Drees:

For MRIs. So, a couple of things about MRI. Number one, our device was designed without ferrous metal. So, it’s designed to be compatible in the first place. Number two, the submission itself took place after almost a year of phantom testing inside phantom models. That means you’re actually putting devices in a phantom and you’re running that inside MRI bores and they tested safely. The two things we’re really looking to test for is; one is, are heating the lead tips which is one danger area and two, are you affecting or damaging the IPG in any way shape or form, which never occurred.

We did our full submission to FDA. FDA accepted that, appreciated it and then got back to us in the late September time frame, early October time frame with some questions. Their questions were basically around, we accept all your data, however, we’d also like you to do some additional modeling for some different—for traditional lead configurations that occur and here’ what we’re looking for. That’s what we’re in the process of doing at this time. We’re meeting with our modeling experts, we’re trying to figure out what is the best and fastest path to move forward and to get this done.

We’re convinced, in our own minds, that the product is MRI capable, quite frankly, but that doesn’t matter, we’ve got to convince the FDA.

Matt O’Brien:

Sure, fair enough. Can you talk a little bit about the sacral nerve opportunity that you’re thinking about going forward and not necessarily from a market perspective but you’ve got a big competitor in that space. Love to hear about your go-to-market strategy there and the reaction you think you’re going to get from this larger competitor.

Scott Drees:

Sure. The opportunity is sacral neuromodulation for urologic procedures- urge, stress, frequency. This is a big problem and a horrible problem for women—predominately women of post child bearing age whose pelvic floor muscles weaken. Imagine if your life consisted of having you think you have to go to the bathroom a hundred times a day, when you may not, that’s one bad scenario. Another scenario is you’re not sure if you have to go or not and then you void, and you have a problem, which is another terrible way to live, and/or some combination of these different events, or the stress around it.

This is a really—it’s predominately a feminine problem. The physicians who treat this, urologists and urogynecologists who are particularly thoughtful about how best to treat these patients. The therapies around drugs are not very effective. Botox is a short-term answer. There is another technology called PTMS which is another kind of a short to mid-term kind of an answer for this problem and Medtronic, to their credit—years ago, 20 plus years ago—worked with Rick Schmidt on this therapy and they figured it out. Stimulating the S3 nerve route with specific amplitude frequencies and pulse widths, in cycling or non-cycling modes has been highly successful and efficacious.

As we’re thinking about this; one is, we looked at the Medtronic system, the InterStim system, we looked at the timed lead, we looked at their programmers, everything. We worked two of the world’s best urologists in the field, one from Europe, one from the Unites States and we did a backward design analysis. We looked at adverse events of that system over the last 20 years and we said what could be done differently and what could be done better. So, we redesigned the leads, we’re coming to the market with a rechargeable IPG. We’re coming to the market with independent current sources. We’re coming to the market with bi-lateral IPG capability as opposed to unilateral—we’re coming to a lot and with a lot. We look forward to the opportunity to help to grow this market along with Medtronic and to make it bigger and better—perhaps bring more technology, improve efficacy and improve the space for everybody in the long run.

Matt O’Brien:

Got it. Walter, I don’t want you to feel left out.

Walter Berger:

I’m not. I’m not.

Matt O’Brien:

Just thinking about the model. The gross margin opportunity seems pretty meaningful to improve that metric. How do we think about that metric evolving—as you get a bit more scale in the SCS market—then you’ve got Virtis coming in the middle of next year. What kind of headwind are you going to have there?

Walter Berger:

When you look at it, it should be a relatively simple straight forward answer and because today, our numbers are small, and we have multiple influences on our margins, they’re going to bounce around a little bit and they’re going to bounce around a little bit based on a host of things, starting with mix. So, as our business grows and continues to grow in the U.S. Algovita that will be the predominant indicator, if you will, of margin. Our margin should improve as we scale the business, as you would expect. If you go back and look at the supply agreement that we have in place with both Integer and Minnetronix, scale is our friend.

The second dynamic that we didn’t really talk about, which is one of the other reasons why we’re excited about the second indication is that while it will have a lower ASP than spinal cord, it will also help positively influence our pricing with our supply agreements because the products are largely the same. So, it should be a positive influence on that.

Next dynamic will be, particularly with one of our suppliers as we go through strategic sourcing and look to drive the cost out of that, we expect to evolve that and lastly as we evolve into next generation products, there should be lower cost structures around those.

Matt O’Brien:

That’s fair. How do we think about the impact on the SG&A line from the Virtis launch? Different area and your reps…

Walter Berger:

Well I think—yes so, the way I would constitute, let’s talk about the simplest part which is the G&A, and those should be marginally impacted, which is also why we’re excited about it because it allows us to scale off the G&A, it allows us to scale off of the R&D.

Now with respect to on the selling side, how we’re going to come to market, really requires two elements of discussion, and I think they’re important. One is that when we came to market with the spinal cord, we were spun out immediately and it was almost like—sort of like an element of physics for a neutron kind of release. We were put out and we were in fact, pre-revenue and Scott and I, I’m sure if we like to laugh or cry, we were also pre-commercial effort, we had no sales people. Just two of us and a bunch of other people, but no sales people. We had to go, and we had to get into the market and go to the market at the same time and to the credit of our sales organization, and our commercial organization and others, we’ve actually been fairly effective in getting into the market.

Having said that, the benefit is that as we think about coming in with the second indication, having one competitor currently, we can be more thoughtful how we come into the market. We’ve had the benefit of having time to think through this, to understand the pricing, put together Advisory Boards, key opinion leaders and be much more—I don’t want to say intelligent because that would imply we weren’t on the first indication, but we have the ability to be more thoughtful because time is with us.

Scott Drees:

We have more time and freedom.

Walter Berger:

Yes. With that said, to specifically come back to your question, we have the ability to leverage, what I’ll say is our marketing capabilities. We have the ability to leverage our sales leadership capabilities but because, as you know, there are different call points. We’ll have different direct selling activities, different PMs, if you will, that we’ll focus on those. In some markets where it’s a thinner market, we may ask the sales person to cover both but in the bigger markets, I don’t see that being the case because, again those are relationships that have been in place for a number of years.

Matt O’Brien:

Got it. Okay. That’s very helpful. I think we’re out of time.

Walter Berger:

Thank you for asking the question.

Matt O’Brien:

Do appreciate all the insights.

Walter Berger:

Absolutely. Always good to see you. Thank you.

Matt O’Brien:

Thanks for your time.

Scott Drees:

Thank you.